UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2014

FRANKLIN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-35085	27-4132729
(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

4501 Cox Road, Glen Allen, Virginia 23060

(Address of principal executive offices) (Zip Code)

(804) 967-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 14, 2014, TowneBank and Franklin Financial Corporation (the “Company”) entered into an Agreement and Plan of Reorganization, by and among TowneBank, the Company and Franklin Federal Savings Bank (the “Bank”), the wholly-owned bank subsidiary of the Company (the “Agreement”), pursuant to which the Company and the Bank will merge with and into TowneBank, with TowneBank the surviving entity in the merger.

Under the terms of the Agreement, the Company’s stockholders will be entitled to receive 1.40 shares of TowneBank common stock for each share of Company common stock. Each option to acquire shares of Company common stock that is outstanding immediately prior to the effective time of the merger, whether or not then vested, will be converted into the right to receive cash based on the calculation set forth in the Agreement. Each Company restricted stock award that is outstanding immediately before the effective time of the merger will vest in full upon completion of the merger and those shares will be converted into TowneBank common stock, adjusted based on the 1.40 exchange ratio.

Upon the closing of the merger, Richard T. Wheeler, Jr., currently Chairman, President and Chief Executive Officer and a director of the Company and the Bank, will be appointed to the TowneBank Corporate Board and Executive Committee. He will also serve on the TowneBank of Richmond Board, which will be comprised of certain members of the Boards of Directors of the Company and the Bank, together with other business and community leaders chosen by TowneBank after consultation with the Company.

The parties will prepare and file a joint proxy statement with the Federal Deposit Insurance Corporation (“FDIC”), with respect to TowneBank, and the Securities and Exchange Commission (“SEC”), with respect to the Company, in connection with the solicitation of proxies from the stockholders of TowneBank for TowneBank’s stockholder meeting and from the stockholders of the Company for the Company’s stockholder meeting. TowneBank will also file an application for the listing on the NASDAQ Global Select Market of the shares of TowneBank common stock to be issued in the merger.

The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the merger by the stockholders of TowneBank and the Company. In addition, the Agreement requires that the Company not have total common shareholders’ equity of less than $240.0 million as of the month-end prior to the closing date, except to the extent that the shareholders’ equity is reduced by any reserves or charge-offs that are requested to be made by TowneBank and any expenses or other costs incurred by the Company that are associated with or result directly from the merger. The Agreement also contains provisions that provide for the termination of the Agreement in certain circumstances, and such provisions may require either the Company or TowneBank to pay the other party a termination fee of $11.0 million.

In connection with the execution of the Agreement, all of the directors and executive officers of the Company entered into voting agreements with TowneBank pursuant to which such individuals, in their capacities as stockholders, have agreed, among other things, to vote their respective shares of Company common stock in favor of the approval of the Agreement. The form of voting agreement is included in Exhibit 2.1 as an exhibit to the Agreement and is incorporated herein by reference.

The Company has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of its business during the interim period between the execution of the Agreement and the effective time of the merger, including specific forbearances with respect to its business activities, (2) the Company’s obligation to call a meeting of its stockholders to approve the Agreement, and, subject to certain exceptions, that its Board of Directors recommend that Company stockholders vote to approve the Agreement and (3) the Company’s non-solicitation obligations regarding alternative acquisition proposals.

The Agreement contains usual and customary representations and warranties that the parties to the Agreement made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Agreement between the parties, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Agreement. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Forward-Looking Statements:

This Current Report on Form 8-K of Franklin Financial Corporation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as “believe”, “plan”, “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. In addition to factors previously disclosed in Franklin Financial Corporation reports filed with the SEC and those identified elsewhere in this filing, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the Merger, including approval by Franklin Financial Corporation stockholders, on the expected terms and schedule; delay in closing the Merger; difficulties and delays in integrating the TowneBank and Franklin Financial Corporation businesses or fully realizing cost savings and other benefits; business disruption following the Merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of TowneBank products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other regulatory actions and reforms. Franklin Financial Corporation undertakes no obligation to revise these forward-looking statements to reflect events or circumstances after the date of this filing.

Additional Information and Where to Find It:

In connection with the proposed merger, TowneBank will file with the FDIC and the Company will file with the SEC a joint proxy statement. TowneBank and the Company will each deliver a definitive joint proxy statement to their respective stockholders seeking approval of the merger and related matters. In addition, each of TowneBank and the Company may file other relevant documents concerning the proposed merger with the FDIC and SEC.

Investors and stockholders of both companies are urged to read the definitive joint proxy statement when it becomes available and any other relevant documents to be filed with the FDIC and SEC in connection with the proposed merger because they will contain important information about TowneBank, the Company and the proposed transaction. Investors and stockholders may obtain free copies of certain of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the definitive joint proxy statement, when available, also may be obtained by directing a request by telephone or mail to TowneBank, 6001 Harbour View Boulevard, Suffolk, Virginia 23425, Attention: Investor Relations (telephone: (757) 638-6794), or Franklin Financial Corporation, 4501 Cox Road, Glen Allen, Virginia 23060, Attention: Investor Relations (telephone: (804) 967-7023), or by accessing TowneBank’s website at https://townebank.com under “Investor Relations” or the Company’s website at https://www.franklinfederal.com under “Investor Relations.” The information on TowneBank’s and the Company’s websites is not, and shall not be deemed to be, a part of this release or incorporated into other filings either company makes with the FDIC or SEC.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the merger. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2014 annual meeting of stockholders filed with the SEC on January 14, 2014. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the definitive joint proxy statement/prospectus regarding the merger when it becomes available.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

2.1	Agreement and Plan of Reorganization, dated as of July 14, 2014, by and among TowneBank, Franklin Financial Corporation and Franklin Federal Savings Bank*

*	The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the United States Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRANKLIN FINANCIAL CORPORATION

Date: July 16, 2014	By:	/s/ Richard T. Wheeler, Jr.
Richard T. Wheeler, Jr.
Chairman, President and Chief Executive Officer